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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March , 2004, relating to the financial statements of 415 Greenwich GC, LLC, 415 Greenwich GC Tenant, LLC and 415 Greenwich GC MM, LLC which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ Ehrenkrantz Sterling & Co. L.L.C.

Livingston, NJ
March 23, 2004